SCHEDULE A
    To the Trust Instrument of The Victory Portfolios dated December 6, 1995,
                    Amended and Restated as of March 27, 2000

FUND                                                CLASSES
1.    Balanced Fund                                 Classes A and G
2.    Convertible Fund                              Classes A and G
3.    Diversified Stock Fund                        Classes A, B, C and G
4.    Equity Income Fund                            Class A
5.    Established Value Fund                        Classes A and G
6.    Federal Money Market Fund                     Investor and Select
7.    Financial Reserves Fund                       Class A
8.    Fund for Income                               Classes A, C and G
9.    Gradison Government Reserves Fund             Trust and Class G
10.   Growth Fund                                   Classes A and G
11.   Institutional Money Market Fund               Investor and Select
12.   International Growth Fund                     Classes A and G
13.   Intermediate Income Fund                      Classes A and G
14.   LifeChoice Conservative Investor Fund         Class A
15.   LifeChoice Moderate Investor Fund             Class A
16.   LifeChoice Growth Investor Fund               Class A
17.   Maine Municipal Bond Fund                     Class A
       (Short-Intermediate)
18.   Maine Municipal Bond Fund (Intermediate)      Class A
19.   Michigan Municipal Bond Fund                  Class A
20.   Nasdaq-100 Index Fund                         Classes A, C and G
21.   National Municipal Bond Fund                  Classes A and G
22.   National Municipal Bond Fund                  Class A
       (Short-Intermediate)
23.   National Municipal Bond Fund (Long)           Class A
24.   New York Municipal Bond Fund                  Classes A and G
25.   Ohio Municipal Bond Fund                      Classes A and G
26.   Ohio Municipal Money Market Fund              Class A
27.   Prime Obligations Fund                        Class A
28.   Real Estate Fund                              Classes A, C and G
29.   Small Company Opportunity Fund                Classes A and G
30.   Special Value Fund                            Classes A and G
31.   Stock Index Fund                              Classes A and G
32.   Tax-Free Money Market Fund                    Class A
33.   Value Fund                                    Classes A and G

As of February 26, 2002.